EXHIBIT 23.3

WILLIAMS & WEBSTER, P.S.
Certified Public Accountants
601 West Riverside
Suite 1940
Spokane, Washington 99201-0611
(509) 838-8111
FAX (509) 624-5001

Board of Directors
Relay Mines Limited
Vancouver, British Columbia

CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS

We consent to the use of our report dated August 22, 2001, on the financial statements of Relay Mines Limited. as of June 30, 2001 and the period then ended, and the inclusion of our name under the heading "Experts" in the Form SB-2/A-1 Registration Statement filed with the Securities and Exchange Commission.

/s/ Williams & Webster P.S.
Williams & Webster, P.S.
Spokane, Washington

August 28, 2001